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                                                                    EXHIBIT 15.1

April 2, 1998

The Board of Directors and Stockholders
NCS HealthCare, Inc. and Subsidiaries

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-____) of NCS HealthCare, Inc. for the registration of 883,528 shares of its Class A Common Stock of our reports dated October 28, 1997 and January 28, 1998 relating to the unaudited condensed consolidated interim financial statements of NCS HealthCare, Inc. and subsidiaries that are included in its Forms 10-Q for the quarters ended September 30, 1997 and December 31, 1997.

                                                              Ernst & Young LLP